EXHIBIT 23.2







                  INDEPENDENT AUDITORS CONSENT
                  ----------------------------


Ennis Business Forms, Inc. 401(k) Plan
The Board of Directors:


We consent to the incorporation by reference in the Registration Statement No. 333-38100 on Form S-8 of Ennis Business Forms, Inc. of our report dated June 29, 2001, relating to the statement of net assets available for benefits of the Ennis Business Forms, Inc. 401(k) Plan as of December 31, 2000, included in this annual report on Form 11-K.


                              /s/ KPMG LLP


Dallas, Texas
June 24, 2002